Exhibit 5(d)

                             INVESTMENT ADVISORY AND
                              MANAGEMENT AGREEMENT

      Agreement, dated and effective as of April 27, 1984 between THE JAPAN FUND, INC., a Maryland corporation (hereinafter referred to as the "Fund"), and ASIA MANAGEMENT CORPORATION, a Delaware corporation (hereinafter referred to as the "Advisor").

      WITNESSETH: That in consideration of the mutual covenants herein contained, it is agreed by the parties as follows:

      1. The Advisor hereby undertakes and agrees, upon the terms and conditions hereinafter set forth, (i) to make investment decisions for the Fund, to prepare and make available to the Fund all necessary research and statistical data in connection therewith, and to supervise the acquisition and disposition of securities by the Fund, including the selection of the brokers or dealers to carry out the transactions, all in accordance with the Fund's investment objectives and policies and in accordance with guidelines and directions from the Fund's Board of Directors; (ii) to assist the Fund as it may reasonably request in the conduct of the Fund's business, subject to the direction and control of the Fund's Board of Directors; (iii) to furnish at the Advisor's expense for the use of the Fund such office space and facilities as the Fund may require for its reasonable needs in the City of New York, and to furnish at the Advisor's expense all bookkeeping and clerical services in the United States that may be reasonably required by the Fund and that are not furnished to it pursuant to its contract with its custodian; and (iv) to pay or cause to be paid the reasonable salaries, fees and expenses of the Fund's officers and employees (including the Fund's share of payroll taxes) and any fees and expenses of such of the Fund's directors as are directors, officers or employees of the Advisor or officers, partners or employees of Scudder, Stevens & Clark. The Advisor shall bear all expenses arising out of its duties hereunder but shall not be responsible for any of the Fund's expenses other than as herein provided. Specifically, the Advisor will not be responsible, except to the extent of the reasonable compensation of the Fund's employees whose services may be involved and to the extent of the Fund's office equipment and facilities involved, for the following expenses of the Fund: legal expenses and auditing and accounting expenses of independent auditors; taxes (other than payroll taxes) and governmental fees; listing fees and any membership dues; fees and expenses of the Fund's custodians, transfer agents and registrars; expenses of preparing share certificates and other expenses in connection with the issuance, offering, distribution, sale or underwriting of securities issued by the Fund; expenses of registering or qualifying securities of the Fund for sale; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities of the Fund; expenses of preparing and distributing reports, notices and dividends to stockholders; costs of stationery; or costs of stockholders' and other meetings.

      2. In rendering the services required under paragraph 1, the Advisor may receive the assistance of The Nikko Research Center, Ltd., which is to regularly furnish investment advisory services with respect to the Fund pursuant to an agreement with the Advisor dated as of the date hereof, and may contract with or consult with such banks, other securities firms or other parties in Japan or elsewhere, including Scudder, Stevens & Clark (of which the Advisor is a subsidiary) as it may deem appropriate to obtain information and advice, including investment recommendations, advice regarding economic factors and trends, advice as to currency exchange matters, and clerical and accounting services and other assistance, but any fees, compensation or expenses to be paid to any such parties shall be paid by the Advisor, and no obligation shall be incurred on the Fund's behalf in any such respect.

      3. The Fund agrees to pay in United States dollars to the Advisor, as full compensation for the services to be rendered and expenses to be borne by the Advisor hereunder, a monthly fee equal to 1/24 of 1% of the value of the net assets of the Fund up to and including $150,000,000; plus 3/80 of 1% of the value of the net assets of the Fund over $150,000,000 and up to and including $200,000,000; plus 1/30 of 1% of the value of the net assets of the Fund over $200,000,000. For purposes of computing the monthly fee, the value of the net assets of the Fund shall be determined as of the close of business on the last business day of each month; provided, however, that the fee for the period from the end of the last month ending prior to termination of this Agreement for whatever reason, to the date of termination shall be based on the value of the net assets of the Fund determined as of the close of business on the date of termination and the fee for such period and for the period from the date hereof to the end of the month in which this Agreement becomes effective shall be prorated according to the proportion which such period bears to a full monthly period. Notwithstanding the foregoing, if the total expenses of the Fund (including the fee to the Advisor, but excluding taxes and interest) in any fiscal year of the Fund exceed 1% of the value of the average net assets of the Fund during that year, based upon computations of the value of the net assets of the Fund made at least monthly, the fee to be paid to the Advisor pursuant to this Agreement during such year shall be reduced to the extent that such expenses exceed 1%. The term "total expenses," as used in this paragraph, does not include any costs in connection with the issuance, offering, distribution, sale or underwriting of securities issued by the Fund; expenses of registering or qualifying securities of the Fund for sale; freight, insurance and other charges in connection with the shipment of its portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities of the Fund; or any costs incurred or arising other than in the ordinary and necessary course of the Fund's business. Each payment of a monthly fee to the Advisor shall be made within the fifteen days next following the day as of which such payment is so computed.

      In determining the value of the net assets of the Fund pursuant to the preceding paragraph, Citibank, N.A., as Custodian to the Fund, or its successor custodian (the "Custodian"), shall determine the market value of all securities owned by the Fund, using the last bid price available from any acceptable source of information or, if such price is not available, using the best information available to the Custodian or a determination by the Fund's Board of Directors. Any assets or liabilities of the Fund initially expressed in terms of Japanese yen shall, for purposes of determining the compensation to the Advisor, be translated into United States dollars at the selling rate of Japanese yen against United States dollars as quoted by the New York City office of the Custodian at 11:00 a.m. on the day of valuation of the Fund's net assets, or, if no such rate is quoted at such time, at such other appropriate rate as may be determined by the Fund and the Custodian.

      4 The Advisor agrees that there will be full compliance with any and all provisions of the Investment Company Act of 1940, as amended, applicable to the Advisor and its directors, officers or employees or to interested persons of the Advisor.

      5. The Advisor agrees that it will not make a short sale of any capital stock of the Fund, or purchase any share of the capital stock of the Fund otherwise than for investment.

      6. The services of the Advisor to the Fund are not to be deemed to be exclusive, the Advisor being free to render similar services to others.

      7. Nothing herein shall be construed as constituting the Advisor an agent of the Fund.

      8. The Advisor may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be provided by the Investment Company Act of 1940, as amended, neither the Advisor nor its officers, directors, employees or agents shall be subject to any liability for any act or omission in the course of, connected with or arising out of any services to be rendered hereunder, except by reason of willful misfeasance, bad faith or gross negligence in the performance of the Advisor's duties or by reason of reckless disregard of the Advisor's obligations and duties under this Agreement.

      9. This Agreement shall remain in effect until the next annual meeting of stockholders of the Fund, and shall continue in effect thereafter, but only so long as such continuance is specifically approved at least annually by the affirmative vote of (i) a majority of the members of the Fund's Board of Directors who are not interested persons of the Fund or of the Advisor or of any entity regularly furnishing investment advisory services with respect to the Fund pursuant to an agreement with the Advisor, cast in person at a meeting called for the purpose of voting on such approval, and (ii) a majority of the Fund's Board of Directors or the holders of a majority of the outstanding voting securities of the Fund. This Agreement may nevertheless be terminated at any time, without penalty, by the Fund's Board of Directors or by vote of holders of a majority of the outstanding voting securities of the Fund, upon sixty (60) days' written notice delivered or sent by registered mail, postage prepaid, to the Advisor, at its office in New York, or by the Advisor upon six (6) months' such written notice to the Fund, and shall automatically be terminated in the event of its assignment. Any such notice shall be deemed given when received by the addressee.

      10. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto. It may be amended by mutual agreement, but only after authorization of such amendment by the affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Fund, and (ii) a majority of the members of the Fund's Board of Directors who are


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

not interested persons of the Fund or of the Advisor or of any entity regularly furnishing investment advisory services with respect to the Fund pursuant to an agreement with the Advisor, cast in person at a meeting called for the purpose of voting on such approval.

      11. This Agreement shall be construed in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the Investment Company Act of 1940, as amended. As used herein, the terms "interested person", "assignment", and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Investment Company Act of 1940, as amended.

      IN WITNESS WHEREOF, the parties have executed this Agreement by their officers thereunto duly authorized as of the day and year first written above.

                                    THE JAPAN FUND, INC.


                                    By /s/ [Illegible]
                                    ---------------------------
                                       Chairman of the Board

                                    ASIA MANAGEMENT CORPORATION


                                    By /s/ [Illegible]
                                    ---------------------------
                                         President


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

                           ASIA MANAGEMENT CORPORATION
                               1 Rockefeller Plaza
                              New York, N.Y. 10020

                                                                  April 27, 1984

THE NIKKO RESEARCH CENTER, LTD.
1-1, 3-chome, Marunouchi,
Chivoda-ku
Tokyo, Japan

Dear Sirs:

      We have entered into an Investment Advisory and Management Agreement (the "Management Agreement") dated as of April 27, 1984 with The Japan Fund, Inc., a Maryland corporation (the 'Fund"), pursuant to which we act as investment advisor to and manager of the Fund. A copy of the Management Agreement has been previously furnished to you. In furtherance of such duties to the Fund, and with the approval of the Fund, we wish to avail ourselves of your investment advisory services. Accordingly, with the acceptance of the Fund, we hereby agree with you as follows for the duration of this Agreement:

      1. You agree to furnish to us such information, investment recommendations, advice and assistance, as we shall from time to time reasonably request. In that connection, you agree to continue to maintain a separate staff within your organization to furnish such services exclusively to us. In addition, for the benefit of the Fund, you agree to pay the fees and expenses of any directors of the Fund who are directors, officers or employees of you or of The Nikko Securities Co., Ltd.

      2. We agree to pay in United States dollars to you, as compensation for the services to be rendered by you hereunder, a monthly fee equal to 1/96 of 1% of the value of the net assets of the Fund up to and including $150,000,000; plus 3/320 of 1% of the value of the net assets of the Fund over $150,000,000 and up to and including $200,000,000; plus 1/120 of 1% of the value of the net assets of the Fund over $200,000,000. For purposes of computing the monthly fee, the value of the net assets of the Fund shall be determined as of the close of business on the last business day of each month, provided, however, that the fee for the period from the end of the last month ending prior to termination of this Agreement for whatever reason, to the date of termination shall be based on the value of the net assets of the Fund determined as of the close of business on the date of termination and the fee for such period and for the period from the effective date hereof to the end of the month in which this Agreement becomes effective shall be prorated according to the proportion which such period bears to a full monthly period. Each payment of a monthly fee shall be made by us to you within the fifteen days next following the as of which such payment is so computed.

      In determining the value of the net assets of the Fund pursuant to the preceding paragraph, Citibank, N.A. as Custodian to the Fund, or its successor custodian (the "Custodian"), shall determine the market value of all securities owned by the Fund, using the last bid price available from any acceptable source of information or, if such price is not available, using the best information available to the Custodian or a determination by the Fund's Board of Directors Any assets or liabilities of the Fund initially expressed in terms of Japanese yen shall, for purposes of determining your fee, be translated into United States dollars at the selling rate of Japanese yen against United States dollars quoted by the New York City office of the Custodian at 11:00 a.m. on the day of valuation of the Fund's net assets or, if no such rate is quoted at such time, at such other appropriate rate as may be determined by the Fund and the Custodian.

      3. You agree that there will be full compliance with any and all provisions of the Investment Company Act of 1940, as amended, applicable to you and your directors, officers or employees, or to interested persons with respect to you.

      4. You agree that you will not make a short sale of any capital stock of the Fund, or purchase any share of the capital stock of the Fund otherwise than for investment.

      5. Your services to us are not to be deemed exclusive and you are free to render similar services to others, except as otherwise provided in section I hereof.

      6. Nothing herein shall be construed as constituting you an agent of us or of the Fund.

      7. We and the Fund agree that you may rely on information reasonably believed by you to be accurate and reliable We and the Fund further agree that, except as may otherwise be provided by the Investment Company Act of 1940, as amended, neither you nor your officers, directors, employees or agents shall be subject to any liability for any act or omission in the course of, connected with or arising out of any services to be rendered hereunder except by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties or by reason of reckless disregard of your obligations and duties under this Agreement.

      8 This Agreement shall become effective as of April 27, 1984 and shall remain in effect until the next annual meeting of shareholders of the Fund and shall continue in effect thereafter, but only so long as such continuance is specifically approved at least annually by the affirmative vote of (i) a majority of the members of the Fund's Board of Directors who are not interested persons of the Fund, you or us, cast in person at a meeting called for the purpose of voting on such approval, and (ii) a majority of the Fund's Board of Directors 6r the holders of a majority of the outstanding voting securities of the Fund. This Agreement may nevertheless be terminated at any time, without penalty, by us or by the Fund's Board of Directors or by vote of holders of a majority of the outstanding voting securities of the Fund, upon sixty (60) days' written notice delivered or sent by registered mail, postage prepaid, to you, at your address given above or at any other address of which you shall have notified us in writing, or by you upon six (6) months' such written notice to us and to the Fund, and shall automatically be


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

terminated in the event of its assignment or of the assignment of the Management Agreement. Any such notice shall be deemed given when received by the addressee.

      9. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto. It may be amended by mutual agreement, but only after authorization of such amendment by the affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Fund; and (ii) a majority of the members of the Fund's Board of Directors who are not interested persons of the Fund, you or us, cast in person at a meeting called for the purpose of voting on such approval.

      10. This Agreement shall be construed in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the Investment Company Act of 1940, as amended. As used herein the terms "interested person", "assignment", and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Investment Company Act of 1940, as amended.

      If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart hereof and return the same to us.

                                          Very truly yours,

                                          ASIA MANAGEMENT CORPORATION


                                          By /s/ [Illegible]
                                          -----------------------------
                                                Chairman of the Board

The foregoing agreement is hereby accepted as of the date first above written.

THE NIKKO RESEARCH CENTER, LTD.


By /s/ [Illegible]
----------------------
      President


Accepted:

THE JAPAN FUND, INC.

By /s/ [Illegible]
----------------------
     President


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